EXECUTIVE BONUS PLAN SCHEDULE
Pursuant to the Fiscal Year 2011 Campus Support Bonus Plan

Award as a % of Annual Base Pay		Component
Target %	[ ]%	Company Budgeted Operating Profit	100%

Maximum %	[ ]%

Gate

Compliance - The company must receive an annual average compliance audit score of “3.5” or better to achieve a bonus award.

	Company Budgeted Operating Profit Payout Tiers (1)
	% of Operating Profit Goal Achieved	% of Bonus Target Earned

Maximum	= 117.0%	200.0%

	113.6%	180.0%

	111.2%	160.0%

	106.8%	140.0%

	103.4%	120.0%

Target	100.0%	100.0%

	98.0%	88.0%

	96.0%	76.0%

	94.0%	64.0%

	92.0%	52.0%

	90.0%	40.0%

	= 90.0%	0.00%

(1)	Awards for performance levels shown are calculated using interpolation between points.